UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BARRACUDA NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

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BARRACUDA NETWORKS, INC.

3175 S. Winchester Blvd.

Campbell, CA 95008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Daylight Time on Wednesday, July 29, 2015

Dear Stockholders of Barracuda Networks, Inc.:

The 2015 annual meeting of stockholders (the “Annual Meeting”) of Barracuda Networks, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, July 29, 2015 at 1:00 p.m. Pacific Daylight Time, at our principal executive offices, located at 3175 S. Winchester Blvd., Campbell, CA 95008, for the following purposes, as more fully described in the accompanying proxy statement:

1.	to elect three Class II directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending February 29, 2016;

3.	to approve the Barracuda Networks, Inc. 2015 Employee Stock Purchase Plan; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on June 1, 2015 as the record date for the Annual Meeting. Only stockholders of record on June 1, 2015 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about June 17, 2015, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2015 annual report. This Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The proxy statement and our 2015 annual report can be accessed directly at the following Internet address: http://www.astproxyportal.com/ast/18596. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Barracuda Networks, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

/s/ William D. Jenkins, Jr.
William D. “BJ” Jenkins, Jr. Chief Executive Officer and Director Campbell, California June 16, 2015

-i-

BARRACUDA NETWORKS, INC.

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Daylight Time on Wednesday, July 29, 2015

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2015 annual meeting of stockholders of Barracuda Networks, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, July 29, 2015 at 1:00 p.m. Pacific Daylight Time, at our principal executive offices, located at 3175 S. Winchester Blvd., Campbell, CA 95008. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2015 annual report is first being mailed on or about June 17, 2015 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of three Class II directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending February 29, 2016;

•	a proposal for us to adopt the Barracuda Networks, Inc. 2015 Employee Stock Purchase Plan; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of James J. Goetz, Michael D. Perone and Gordon L. Stitt as Class II directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending February 29, 2016; and

•	“FOR” the adoption of the Barracuda Networks, Inc. 2015 Employee Stock Purchase Plan.

Who is entitled to vote?

Holders of our common stock as of the close of business on June 1, 2015, the record date, may vote at the Annual Meeting. As of the record date, there were 53,211,231 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. on July 28, 2015 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-776-9437 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the secretary of Barracuda Networks, Inc., in writing, at Barracuda Networks, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 12:30 p.m. Pacific Daylight Time and the Annual Meeting will begin at 1:00 p.m. Pacific Daylight Time. Each stockholder should be prepared to present:

•	valid government photo identification, such as a driver’s license or passport; and

•	if you are a street name stockholder, proof of beneficial ownership as of June 1, 2015, the record date, such as your most recent account statement reflecting your stock ownership as of June 1, 2015, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. Parking is limited. Please consider using public transportation. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons may be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. William D. “BJ” Jenkins, Jr. and Diane C. Honda have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our 2015 annual report, primarily via the Internet. On or about June 17, 2015, we expect to mail to all stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials and 2015 annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “abstain” on each of the nominees for election as a director.

•	Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•	Proposal No. 3: The adoption of the Barracuda Networks, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) by us requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter—the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on the election of directors or the adoption of the ESPP absent direction from you.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Barracuda Networks, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Barracuda Networks, Inc.

Attention: Secretary

3175 S. Winchester Blvd.

Campbell, CA 95008

(408) 342-5400

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our secretary must receive the written proposal at our principal executive offices not later than April 24, 2016. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Barracuda Networks, Inc.

Attention: Secretary

3175 S. Winchester Blvd.

Campbell, CA 95008

(408) 342-5400

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2016 annual meeting of stockholders, our secretary must receive the written notice at our principal executive offices:

•	not earlier than March 25, 2016; and

•	not later than the close of business on April 24, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Five of our directors are independent within the meaning of the listing standards of the New York Stock Exchange. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his successor, or his earlier resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Upon the recommendation of our nominating and corporate governance committee, we are nominating James J. Goetz, Michael D. Perone and Gordon L. Stitt to serve as Class II directors. If elected, Messrs. Goetz, Perone and Stitt will hold office for a three-year term until the annual meeting of stockholders to be held in 2018.

Set forth below are the names and certain information about the nominees for Class II directors. The names of, and certain information about, the continuing members of our board of directors are also set forth below. All information is as of May 31, 2015.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees
James J. Goetz (2)	II	49	Director	2005	2015	2018
Michael D. Perone	II	48	Executive Vice President, Chief Marketing Officer and Director	2003	2015	2018
Gordon L. Stitt (1)(3)	II	59	Director	2007	2015	2018
Continuing Directors
Jeffry R. Allen (1)	III	63	Lead Independent Director	2007	2016	—
David R. Golob (2)(3)	III	47	Director	2005	2016	—
Kevin B. Thompson (1)	III	50	Director	2013	2016	—
William D. “BJ” Jenkins, Jr.	I	49	President, Chief Executive Officer and Director	2012	2017	—
Zachary S. Levow	I	42	Executive Vice President, Chief Technology Officer and Director	2003	2017	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

James J. Goetz has served as Sequoia Capital’s representative to our board of directors since December 2005 and has served as one of our directors since July 2009. Since June 2005, Mr. Goetz has been a managing member of Sequoia Capital Operations, LLC, a venture capital firm. Mr. Goetz currently serves on the board of directors of Jive Software, Inc., a provider of social business software, Nimble Storage, Inc., a flash storage solutions company, Palo Alto Networks, Inc., a network security company, and a number of privately held companies. He previously served as a director of Ruckus Wireless, Inc., a Wi-Fi technology company. Mr. Goetz holds B.S. degrees in electrical and computer engineering from the University of Cincinnati and an M.S. degree in electrical engineering from Stanford University.

We believe that Mr. Goetz is qualified to serve as a member of our board of directors because of his experience in the venture capital industry analyzing, investing in and serving on the boards of directors of technology companies, as well as his perspective as a representative of one of our largest stockholders.

Michael D. Perone co-founded our company in 2003 and serves as our executive vice president, chief marketing officer and as a member of our board of directors. Additionally, from April 2012 to November 2012, Mr. Perone served as a member of the office of the Chief Executive Officer (“Office of the CEO”). Prior to co-founding our company, he co-founded Affinity Path, Inc., a private label Internet service provider, and served as its chief marketing officer from January 2000 to January 2002. From January 1999 to December 2000, Mr. Perone co-founded Spinway, Inc., an Internet service provider, and served as its chief visionary officer. From January 1996 to January 1999, he founded and served as president of Address.com, Inc., an email and Internet access provider.

We believe that Mr. Perone is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our co-founder and because of his experience in founding and growing technology companies.

Gordon L. Stitt has served as a member of our board of directors since June 2007. Additionally, from April 2012 to November 2012, Mr. Stitt served as a member of the Office of the CEO. Since September 2013, Mr. Stitt has served as chairman of the board of directors and chief executive officer of Nebula, Inc., a cloud computing hardware and software company. Mr. Stitt co-founded Extreme Networks, Inc., a provider of high-performance Ethernet switching solutions for enterprises and data centers, and served as its president and chief executive officer from its founding in May 1996 to August 2006. Mr. Stitt holds B.S. degrees in electrical engineering and computer science from Santa Clara University and an M.B.A. degree from the University of California, Berkeley’s Haas School of Business.

We believe that Mr. Stitt is qualified to serve as a member of our board of directors because of his experience in senior management positions at several technology companies and his knowledge of strategic and operational issues facing technology companies.

Continuing Directors

Jeffry R. Allen has served as our lead independent director since September 2013 and as a member of our board of directors since June 2007. Since May 2005, Mr. Allen has served as a director at NetApp, Inc., a storage solutions company. Mr. Allen served in various roles at NetApp, including as its executive vice president of business operations, and its chief financial officer, from December 1996 to June 2005. From July 1990 through December 1996, Mr. Allen was responsible for various financial operations and manufacturing roles at SynOptics Communications, Inc., a computer communications company, and subsequently at Bay Networks, the company created via the merger of SynOptics and Wellfleet Communications, Inc. Previously, Mr. Allen had a 17-year career at Hewlett-Packard Company, where he served in a variety of financial, information systems and financial management positions, including controller for the Information Networks Group. Mr. Allen holds a B.S. degree in accounting from San Diego State University.

We believe that Mr. Allen is qualified to serve as a member of our board of directors because of his financial and accounting expertise and his experience serving in a variety of finance positions at numerous public companies.

David R. Golob has served as a member of our board of directors since December 2005. Since September 2001, Mr. Golob has been a Partner at Francisco Partners, a private equity firm. Mr. Golob currently serves on the board of directors of several privately held companies. Mr. Golob holds an A.B. degree in chemistry from Harvard University and an M.B.A. degree from the Stanford Graduate School of Business.

We believe that Mr. Golob is qualified to serve as a member of our board of directors because of his experience in the private equity and venture capital industries analyzing, investing in and serving on the boards of directors of technology companies, as well as his perspective as a representative of one of our largest stockholders.

Kevin B. Thompson has served as a member of our board of directors since September 2013. Since July 2006, Mr. Thompson has served in several positions, including president, chief executive officer, chief financial officer, chief operating officer and treasurer at SolarWinds, Inc., a provider of IT management software. From November 2005 to March 2006, Mr. Thompson served as the chief financial officer of Surgient, Inc., a software management solutions company. Mr. Thompson currently serves on the board of directors of SolarWinds, Inc. and NetSuite, Inc., a business management software company. Mr. Thompson holds a B.B.A. degree in business administration from the University of Oklahoma.

We believe that Mr. Thompson is qualified to serve as a member of our board of directors because of his experience in senior management positions at several technology companies, his financial and accounting expertise and his knowledge of strategic and operational issues facing technology companies.

William D. “BJ” Jenkins, Jr. has served as our president, chief executive officer and as a member of our board of directors since November 2012. From April 1998 to November 2012, Mr. Jenkins served in various roles, including president of the Backup Recovery Systems division, at EMC Corporation, an information infrastructure company. He currently serves on the board of directors of Nimble Storage, Inc., a flash storage solutions company, and Apigee Corporation, an application program interface software company. Mr. Jenkins holds a B.S. degree in general engineering from the University of Illinois and an M.B.A. degree from Harvard Business School.

We believe that Mr. Jenkins is qualified to serve as a member of our board of directors because of the perspective he brings as our chief executive officer and his experience in senior management positions at several technology companies.

Zachary S. Levow co-founded our company in 2003 and serves as a member of our board of directors, our executive vice president and as our chief technology officer. Prior to co-founding our company, he co-founded Affinity Path, Inc., a private label Internet service provider, and served as its chief technology officer from January 2001 to January 2002. From January 1999 to December 2001, Mr. Levow co-founded Spinway, Inc., an Internet service provider, and served as its chief technology officer. Mr. Levow holds B.S. degrees in mathematics and computer science from Carnegie Mellon University.

We believe that Mr. Levow is qualified to serve as a member of our board of directors because of his technical acumen and the experience he brings as our co-founder and chief technology officer.

Each member of our board of directors holds office until his successor is duly elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

Our common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of the New York Stock Exchange.

Our board of directors has undertaken a review of the independence of each director nominee and director. Based on information provided by each director nominee and director concerning his background, employment and affiliations, our board of directors determined that Messrs. Allen, Golob, Goetz, Stitt and Thompson, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Transactions, and Director Independence.”

Board Leadership Structure

Our Corporate Governance Guidelines provides that the board of directors shall fill the chairman or lead independent director of the board and chief executive officer positions based upon the board’s view of what is in the best interests of our company. The chief executive officer and chairman of the board may, but need not be, the same person.

The board of directors has determined that having two different individuals serve in the roles of lead independent director of the board and chief executive officer is in the best interest of us and our stockholders at this time, and that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Mr. Jenkins currently serves as our chief executive officer and Mr. Allen currently serves as our lead independent director of the board. The chief executive officer is responsible for setting the strategic direction and the day-to-day leadership and performance of our company, while the lead independent director of the board provides overall leadership to the board of directors. The lead independent director of the board also works with the chief executive officer to prepare board meeting agendas and chairs meetings of the board of directors.

This leadership structure allows the chief executive officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our board of directors and those operating decisions. The board of directors believes that this leadership structure provides an appropriate allocation of roles and responsibilities at this time.

Board Meetings and Committees

During our fiscal year ended February 28, 2015, the board of directors held six meetings (including regularly scheduled and special meetings), and each director attended 100% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.

We encourage, but do not require, members of our board of directors to attend our annual meetings of stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Messrs. Allen, Stitt and Thompson, with Mr. Allen serving as chairman. The composition of our audit committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our audit committee also meets the financial literacy requirements of the current New York Stock Exchange listing standards. In addition, our board of directors has determined that Mr. Allen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence and performance of the independent registered public accounting firm;

•	discusses the scope and results of the audit with the independent registered public accounting firm, and reviews with management and the independent accountants, our interim and year end operating results;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management;

•	reviews related party transactions;

•	obtains and reviews a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•	approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit committee is available on our website at http://investor.barracuda.com.

Compensation Committee

Our compensation committee is comprised of Messrs. Golob and Goetz, with Mr. Golob serving as chairman. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”). The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee, among other things:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our stock and equity incentive plans;

•	reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on our website at http://investor.barracuda.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Stitt and Golob, with Mr. Stitt serving as chairman. The composition of our nominating and corporate governance committee meets the requirements for independence under current New York Stock Exchange listing standards. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	evaluates the performance of our board of directors and of individual directors;

•	evaluate in conjunction with the compensation committee, and make recommendations to our board of directors regarding the compensation of our board of directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our website at http://investor.barracuda.com.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our chief executive officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of the board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. The nominating and corporate governance committee will also seek appropriate input from the chief executive officer from time to time in assessing the needs of the board of directors for relevant background, experience, diversity and skills of its members.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual evaluations of the board of director and committees. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for nomination.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the company continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our general counsel or our Legal Department in writing by letter. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our general counsel or our Legal Department at Barracuda Networks, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008. To be timely for the 2016 annual meeting of stockholders, our general counsel or Legal Department must receive the nomination no earlier than March 25, 2016 and no later than April 24, 2016.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our general counsel at Barracuda Networks, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our general counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the lead independent director of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted our Corporate Governance Guidelines, which address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and executive officers, including our chief executive officer, chief financial officer and senior financial officers. This Code of Business Conduct and Ethics is posted on our website at http://investor.barracuda.com. Alternatively, you may obtain a copy of this code of ethics by contacting our corporate offices by calling (408) 342-5400 or by visiting our principal executive offices at 3175 S. Winchester Blvd., Campbell, CA 95008.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our chief executive officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deem appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting of the board of directors, and evaluates the risks inherent in significant transactions and legal regulatory compliance matters.

Director Compensation

In August 2014, our nominating and corporate governance committee, after consultation with our compensation committee and Radford, our external compensation consultants, recommended to our board of directors and our board of directors approved a policy for the compensation of the non-employee members of our board of directors (the “Outside Director Compensation Policy”). Pursuant to this Outside Director Compensation Policy, each member of our board of directors who is not an employee and is not affiliated with a holder of greater than 5% of our outstanding capital stock (each an “Eligible Outside Director”) will receive equity compensation for their services on our board of directors, as described below.

Initial Award. Effective upon the adoption of the Outside Director Compensation Policy, each Eligible Outside Director was automatically granted an initial award under our 2012 Equity Incentive Plan (the “2012 Plan”) with a grant date fair value of $150,000. Each initial award will vest annually over the next three anniversaries of the grant date, subject to the Eligible Outside Director continuing to be a service provider through the applicable vesting date.

Annual Award. On the date of each annual meeting of stockholders, each Eligible Outside Director will automatically be granted an annual award under the 2012 Plan with a grant date fair value of $150,000. The annual awards will vest annually over a three-year period on the day prior to the date of each year’s annual meeting, subject to the Eligible Outside Director continuing to provide services through the applicable vesting date.

Retainer Awards. There are no per meeting attendance fees for attending regular meetings of the board of directors or any of its committees. Our Eligible Outside Directors are entitled to receive equity awards under the 2012 Plan for the services described below and with the following grant date fair values:

•	$50,000 per year for service as the lead independent director;

•	$30,000 per year for service as a board member (other than the lead independent director);

•	$15,000 per year for service as chairman of the audit committee;

•	$7,500 per year for service as a member of the audit committee;

•	$7,500 per year for service as chairman of the compensation committee;

•	$5,000 per year for service as a member of the compensation committee;

•	$5,000 per year for service as chairman of the nominating and corporate governance committee; and

•	$3,000 per year for service as a member of the nominating and corporate governance committee.

The retainer awards will be granted automatically as to 1/4 of each of the values set forth above on the last day of each of our fiscal quarters to Eligible Outside Directors serving on the board of directors and the specified committees of the board of directors on each such date and will be fully vested on the date of grant.

For each initial award, annual award and retainer award, 75% of the value of such award will be granted as stock options and 25% of the value of the award shall be granted as restricted stock units (“RSUs”). The number of shares for each initial award, annual award and retainer award to be granted as stock options and RSUs will be determined by dividing the specified value by the per share grant date fair value of each type of award based on the assumptions used for financial reporting purposes, with the result rounded down.

2015 Director Compensation

The following table summarizes compensation paid by us to each of our non-employee directors during the fiscal year ended February 28, 2015. We reimburse any travel expenses or other meeting attendance related expenses for attending meetings for all of our non-employee directors. Directors who are also our employees receive no additional compensation for their service as a director.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation($)	Total($)
Jeffry R. Allen	—	12,148	36,576	—	48,724
James J. Goetz (2)	—	—	—	—	—
David R. Golob (2)	—	—	—	—	—
Gordon L. Stitt	—	7,885	23,962	—	31,847
Kevin B. Thompson	—	6,995	21,100	—	28,095

(1)	The dollar amounts in “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the stock awards and options awards granted during the fiscal year ended February 28, 2015. These amounts have been calculated in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions that we used to calculate these amounts are discussed in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, filed with the SEC on April 29, 2015.
(2)	Messrs. Goetz and Golob are not eligible to receive compensation under the Outside Director Compensation Policy as each is affiliated with a holder of greater than 5% of our capital stock.

As of February 28, 2015, the aggregate number of shares underlying stock awards and option awards outstanding for each of our non-employee directors was as follows:

Name	Aggregate Stock Awards	Aggregate Option Awards
Jeffry R. Allen	—	52,505
James J. Goetz	—	—
David R. Golob	—	—
Gordon L. Stitt	—	51,641
Kevin B. Thompson	11,110	1,445

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, James J. Goetz, Michael D. Perone and Gordon L. Stitt as nominees for election as Class II directors at the Annual Meeting. If elected, each of Messrs. Goetz, Perone and Stitt will serve as Class II directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a member of our board of directors. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Goetz, Perone and Stitt. We expect that Messrs. Goetz, Perone and Stitt will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our financial statements for our fiscal year ending February 29, 2016. During our fiscal year ended February 28, 2015, EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending February 29, 2016. Our audit committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of EY, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended February 28, 2014 and February 28, 2015.

	2014	2015
Audit Fees (1)	$2,811,858	$1,451,118
Audit-Related Fees (2)	—	50,000
Tax Fees (3)	46,426	77,453
All Other Fees (4)	1,995	1,995

Total Fees	$2,860,279	$1,580,566

(1)	Audit Fees consist of professional services and expenses, rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of our quarterly consolidated financial statements presented in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal 2014 also consisted of professional services and expenses rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in November 2013.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees for professional services and expenses, for tax compliance, tax advice and tax planning. These services include transfer pricing tax consulting, assistance regarding federal, state and international tax compliance, and other tax consulting.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above and include accounting subscriptions.

Auditor Independence

In our fiscal year ended February 28, 2015, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY since our initial public offering, effective November 6, 2013, were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of EY requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL NO. 3

APPROVAL OF THE BARRACUDA NETWORKS, INC. 2015 EMPLOYEE STOCK PURCHASE

PLAN

Our board of directors is asking our stockholders to approve a new employee stock purchase plan, the 2015 Employee Stock Purchase Plan (the “ESPP”). The board of directors has determined that it is in the best interests of our company and stockholders to have an employee stock purchase plan and has adopted the ESPP, subject to approval from our stockholders at the Annual Meeting. If approved by our stockholders, the ESPP would become effective as of the date the board of directors approved the ESPP and will expire 20 years from such date, unless terminated earlier in accordance with the ESPP.

Reasons for Voting for to Approve the ESPP

If approved, the ESPP will be a part of our overall equity compensation strategy, especially with respect to our non-executive employees. The ESPP allows our employees to buy shares of our common stock (the “Shares”) at a discount through payroll deductions. In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is important to our ability to maintain competitive. If the proposed ESPP is not approved by our stockholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term stockholder value could be adversely affected.

Description of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is provided as Appendix A to this proxy statement.

Purpose. The purpose of the ESPP is to provide our employees and employees of our subsidiaries with an opportunity to purchase our Shares through accumulated payroll deductions or other contributions that we may permit. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code (“Section 423”). In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by our board of directors or other committee administering the ESPP that are designed to achieve desired tax or other objectives.

Shares Available for Issuance. If our stockholders approve this proposal, a total of 750,000 Shares will be reserved for issuance under the ESPP.

Plan Administration. Our board of directors or a committee appointed thereby will administer the ESPP (the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret, and apply the terms of the ESPP, to designate separate offerings under the ESPP, to adjudicate disputed claims under the ESPP, and to establish such procedures that it deems necessary for the administration of the ESPP. The Administrator is further authorized to adopt rules and procedures regarding eligibility to participate, the definition of “compensation,” handling of contributions, and making of contributions to the ESPP, among other responsibilities.

Eligibility. All of our common law employees, including our executive officers, and employees of any of our subsidiaries that are designated by the Administrator to participate in the ESPP, are eligible to participate in the ESPP if they are employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable law). However, an employee may not be granted rights to purchase stock under the ESPP if such employee:

•	immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or any of our subsidiaries; or

•	hold rights to purchase stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the stock at the time such purchase right is granted) for each calendar year in which the offering period is outstanding at any time.

Offering Periods. Our ESPP is intended to qualify under Section 423. Unless otherwise determined by the Administrator, each offering period under the ESPP will have a duration of approximately 6 months, commencing on the first trading day on or after April 30 or October 31 of each year and terminating on the first day on or following October 31 or April 30, approximately 6 months later; provided, however, we expect that the first offering period will commence with the first trading day on or after October 31, 2015 and will terminate on April 30, 2016. The Administrator, in its discretion, may modify the terms of offering periods before they begin, provided that no offering period may last more than 27 months.

Each offering period comprises a single purchase period that will also be approximately six months in length.

Once an employee becomes an ESPP participant, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with us or one of our designated subsidiaries terminates. On the first trading day of each offering period, each participant automatically is granted a right to purchase Shares. The ESPP purchase rights expire upon the earlier of (i) the end of the offering period, (ii) the date the participant withdraws from the ESPP, or (iii) the date of a termination of the participant’s employment. At the end of each six-month purchase period, the participant’s ESPP purchase rights are exercised and the participants purchase Shares based on the amount payroll deductions accumulated during such purchase period. During each purchase period, a participant may purchase a maximum number of Shares equal to two (2) times the quotient of: (x) $10,000 (or such lesser amount determined by the Administrator in advance of the applicable offering period) divided by (b) 85% of the Fair Market Value of a share of Common Stock on the enrollment date of the offering period, rounded up to the nearest whole Share. Subject to any rules prescribed by the Administrator, participants may withdraw their participation in an offering period at any time during the offering period and will be paid their accrued contributions that have not yet been used to purchase Shares.

Contributions. Our ESPP permits participants to purchase Shares through payroll deductions of up to 10% of their eligible compensation, up to a maximum total per offering period of $10,000 (or such lesser amount as determined by the Administrator in advance an offering period). Eligible compensation includes base straight time gross earnings, but exclusive of payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation.

Purchase Price. Shares are purchased at the end of each six-month purchase period to the extent of the payroll deductions accumulated during such period. The purchase price of the Shares is 85% of the lower of the fair market value of our Shares on the first trading day of each offering period or on the purchase date. The Administrator may determine a different purchase price for future offering periods subject to applicable laws.

The fair market value of a Share on any relevant date will be the closing price of a Share as reported on any established stock exchange or a national market system, or the mean between the high bid and low asked prices, if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, in both instances, as quoted on such exchange or reported in The Wall Street Journal, or such other source the Administrator deems reliable. In the absence of an established market for the Shares, the fair market value will be determined by the Administrator.

Non-Transferability. Neither contributions credited to a participant’s account nor any rights granted under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way, other than by will, the laws of descent and distribution, or through a beneficiary designated under the ESPP.

Certain Adjustments. In the event of certain changes in our corporate structure affecting our Shares, to prevent dilution or enlargement of the benefits or potential benefits available under the ESPP, the Administrator will adjust the number and class of Shares that may be delivered under the ESPP, the purchase price per share and the number of Shares covered by each ESPP purchase right and the numerical share limits set forth in the ESPP. In the event of our proposed liquidation or dissolution, the offering period then in progress will be shortened, and a new exercise date will be set to occur prior to the proposed transaction, unless determined otherwise by the Administrator. The Administrator will notify each participant in writing that the exercise date has been changed and that the participant’s ESPP purchase right will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Merger or Change in Control. In the event of our merger or change in control, as defined under the ESPP, each outstanding ESPP purchase right will be assumed or an equivalent purchase right substituted by the successor corporation (or parent or subsidiary of the successor corporation). If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set to occur prior to the proposed transaction. The Administrator will notify each participant that the exercise date has been changed and that the participant’s ESPP purchase right will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination. The Administrator may at any time amend, suspend, or terminate the ESPP, including the term of any offering period then-outstanding. Generally, no such termination may adversely affect ESPP purchase rights previously granted.

Upon its approval by the stockholders, the ESPP will continue until the earlier to occur of (i) the termination of the ESPP by the board of directors, or (ii) June 15, 2035 (the date which is 20 years from the adoption of the ESPP by the board of directors).

U.S. Federal Income Tax Consequences

The following paragraphs are intended as a summary of the U.S. federal income tax consequences to U.S. taxpayers and our company of the purchase of Shares under the ESPP. This summary does not attempt to describe all possible federal or other tax consequences of such participation or based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423. The ESPP also authorizes the grant of rights to purchase Shares that do not qualify under Section 423. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to our company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares. No participant may purchase Shares under the ESPP at a rate of more than $25,000 of Shares (based on fair market value on the applicable enrollment date(s)) of the offering period in any calendar year during which the participating employee is enrolled in that offering period at any time.

If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which the Shares were acquired or within one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the Shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the Shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual semiannual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the Shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased Shares at the time of death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Summary

Our board of directors believes that it is in the best interests of our company and stockholders to provide employees with the opportunity to acquire an ownership interest in our company through their participation in the ESPP and thereby encourages them to remain in our employ and more closely align their interests with those of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE

THE 2015 EMPLOYEE STOCK PURCHASE PLAN.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of our board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission. The audit committee operates under a written charter approved by our board of directors, which is available on our web site at http://investor.barracuda.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare or certify our financial statements or guarantee the audits or reports of the independent auditors. These are the fundamental responsibilities of management and our independent registered public accounting firm. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and EY;

•	discussed with EY the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.

Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 28, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Jeffry R. Allen (Chairman)

Gordon L. Stitt

Kevin B. Thompson

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of May 31, 2015. Officers are appointed by our board of directors to hold office until their successors are appointed and qualified.

Name	Age	Position(s)
William D. “BJ” Jenkins, Jr.	49	President, Chief Executive Officer and Director
David Faugno	45	Chief Financial Officer
Michael D. Hughes	47	Senior Vice President of Worldwide Sales
Michael D. Perone	48	Executive Vice President, Chief Marketing Officer and Director
Diane C. Honda	50	Vice President, General Counsel and Secretary

William D. “BJ” Jenkins, Jr. has served as our president, chief executive officer and as a member of our board of directors since November 2012. From April 1998 to November 2012, Mr. Jenkins served in various roles, including president of the Backup Recovery Systems division, at EMC Corporation, an information infrastructure company. He currently serves on the board of directors of Nimble Storage, Inc., a flash storage solutions company, and Apigee Corporation, an application program interface software company. Mr. Jenkins holds a B.S. degree in general engineering from the University of Illinois and an M.B.A. degree from Harvard Business School.

David Faugno has served as our chief financial officer since March 2006. Additionally, from April 2012 to November 2012, Mr. Faugno served as a member of the office of the president and chief executive officer, or the office of the CEO. Prior to joining our company, Mr. Faugno served as director of corporate finance, mergers and acquisitions at Cisco Systems Inc., a network equipment company, from July 2004 to February 2006, which he joined in connection with Cisco’s acquisition of Actona Technologies Inc., a wide area storage vendor, where he served as chief financial officer and vice president of operations from March 2002 to July 2004. From May 2001 to January 2002, Mr. Faugno served as chief financial officer of Soltima Inc., a wireless infrastructure software company. From 1992 to 2000, Mr. Faugno served in various finance and operational roles with AT&T, a telecommunications company. Mr. Faugno holds a B.S. degree in accounting from Rutgers University and an Executive M.B.A. degree from Duke University.

Michael D. Hughes has served as our senior vice president of worldwide sales since 2010. Prior to joining our company, he served as vice president of sales at Asempra Technologies, a provider of recovery solutions, from May 2007 to May 2009. From August 2004 to May 2007, Mr. Hughes served as the vice president of OEM sales and then as general manager and sales director of Northern Europe at McDATA Corporation, a storage networking and data infrastructure solutions company. From October 2002 to August 2004, he served as the director of business development at Invio Software, Inc., a storage software company. From August 1998 to October 2002, Mr. Hughes served in a variety of roles as at Marimba, Inc., a provider of systems management solutions, including director of business development and vice president of embedded systems. Mr. Hughes holds a B.S. degree in marketing from Miami University and an M.B.A. degree from the University of Michigan.

Michael D. Perone co-founded our company in 2003 and serves as our executive vice president, chief marketing officer and as a member of our board of directors. Additionally, from April 2012 to November 2012, Mr. Perone served as a member of the office of the CEO. Prior to co-founding our company, he co-founded Affinity Path, Inc., a private label Internet service provider, and served as its chief marketing officer from January 2000 to January 2002. From January 1999 to December 2000, Mr. Perone co-founded Spinway, Inc., an Internet service provider, and served as its chief visionary officer. From January 1996 to January 1999, he founded and served as president of Address.com, Inc., an email and Internet access provider.

Diane C. Honda has served as our vice president, general counsel and secretary since October 2012. Prior to joining us, she served in several positions, including vice president, general counsel and secretary at Extreme Networks, Inc., a network infrastructure provider, from November 2004 to October 2012. From February 2003 to February 2004, Ms. Honda served as director of legal affairs at Riverstone Networks, a provider of networking switching hardware. From June 1987 to June 2001, she served in several positions, including managing attorney of the Financial Services Organization, at Hewlett-Packard Company, a computer hardware, software and services company. Ms. Honda holds B.S. degrees in computer science and industrial management from Carnegie Mellon University and a J.D. degree from the Santa Clara University School of Law.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for our executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings, and is involved in the determination of compensation for the respective executive officers that report to him, except that our chief executive officer does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and their performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Our compensation committee engaged Radford, an independent compensation consultant, to establish a compensation peer group for us and review and assess the competitiveness of our executive compensation program against that peer group. Our compensation committee used this assessment to make market-competitive adjustments to the compensation opportunities for certain of our executive officers, including our named executive officers.

Fiscal 2015 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered to us during fiscal 2015 by our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of February 28, 2015. We refer to these individuals as our named executive officers for fiscal 2015.

Name and Principal Position	Year	Salary($)	Bonus($) (1)	Equity Awards($) (2)	Non-Equity Incentive Plan Compensation($) (3)	All Other Compensation ($)		Total($)
William D. “BJ” Jenkins, Jr.	2015	350,000	424,375	3,979,040	—	3,035	(4)	4,756,500
President and Chief Executive Officer	2014	350,000	350,000	—	—	2,937	(4)	702,937

David Faugno	2015	440,000	—	2,523,872	133,375	3,662	(5)	3,100,909
Chief Financial Officer	2014	250,000	250,000	784,800	—	3,040	(5)	1,287,840

Michael D. Perone	2015	440,000	—	2,270,715	133,375	630	(6)	2,844,720
Executive Vice President and Chief Marketing Officer	2014	250,000	250,000	784,800	—	8,810	(7)	1,293,610

(1)	The amounts in the “Bonus” column for Messrs. Jenkins, Faugno and Perone reflect bonuses paid pursuant to discretionary bonus arrangements set forth in their respective offer letter agreements. The bonuses were determined by our compensation committee based on a subjective assessment of each individual’s achievement of individual performance objectives and overall financial performance of our company. For fiscal 2015, our compensation committee determined it was appropriate to apply the same funding percentage under the 2015 Executive Bonus Plan (the “Bonus Plan”) to determine the amount of Mr. Jenkins’ discretionary bonus. See the section titled “—Non-Equity Incentive Plan Compensation” for additional information regarding the determination of the Bonus Plan funding percentage.

36(2)	The amounts in the “Equity Awards” column reflect the aggregate grant date fair value of equity awards granted during the fiscal year computed in accordance with FASB ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2015 filed with the SEC on April 29, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	The amounts included in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned and payable pursuant to the Bonus Plan. See the section titled “—Non-Equity Incentive Plan Compensation” for additional information.
(4)	The amount consists of 401(k) matching contributions made by us on behalf of Mr. Jenkins and group term life fringe benefits.
(5)	The amount consists of 401(k) matching contributions made by us on behalf of Mr. Faugno and group term life fringe benefits.
(6)	The amount consists of group term life fringe benefits.
(7)	The amount consists of automotive fringe benefits and group term life fringe benefits.

Non-Equity Incentive Plan Compensation

Messrs. Faugno and Perone participated in our Bonus Plan. The bonus pool under our Bonus Plan funds based upon our achievement of specified gross billings and adjusted EBITDA targets (weighted 75% and 25%, respectively), established by the compensation committee for the 2015 fiscal year. Bonuses are paid bi-annually based on our achievement of the performance targets, as determined by our compensation committee. If our performance results in achievement at 100% of targeted levels, the Bonus Plan pool will fund at the target amount. We must achieve at least 80% of each of the gross billings or adjusted EBITDA targets for the Bonus Plan pool to fund with respect to that specific performance objective. If we achieve greater than 100% of a specific performance objective target, the Bonus Plan pool funds additional amounts up to a maximum of 200% of the target amount.

Based on the weightings of the performance metrics, our compensation committee, in consultation with our management team, determined that the Bonus Plan pool funded at 121% of the target amount.

The total cash incentive payments earned and payable to these named executive officers for fiscal 2015 are described in the “Non-Equity Incentive Plan Compensation” column of the fiscal 2015 Summary Compensation Table.

Executive Employment Arrangements

William D. “BJ” Jenkins, Jr.

In June 2013, we entered into an offer letter agreement with William D. “BJ” Jenkins, Jr., our chief executive officer, which superseded all prior employment letter agreements he had with us. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Jenkins’ current annual base salary is $350,000 and he is eligible to earn an annual incentive bonus of up to 100% of his base salary.

David Faugno

In July 2012, we entered into an offer letter agreement with David Faugno, our chief financial officer, which superseded all prior employment letter agreements he had with us. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Faugno’s current annual base salary is $440,000 and he is eligible to earn an annual incentive bonus of up to 25% of his base salary.

Michael D. Perone

In July 2013, we entered into an offer letter agreement with Mr. Perone, our co-founder, executive vice president and chief marketing officer, which superseded all prior employment letter agreements he had with us. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Perone’s current annual base salary is $440,000 and he is eligible to earn an annual incentive bonus of up to 25% of his base salary.

Change in Control Severance Agreements

We have entered into change in control severance agreements with our chief executive officer, William D. “BJ” Jenkins, Jr., our chief financial officer, David Faugno, and our chief marketing officer, Michael D. Perone, which provide for severance compensation.

Upon a termination of his employment for other than for cause (as such term is defined in his offer letter agreement), death or disability, Mr. Jenkins will be eligible to receive the following separation benefits, subject to him timely executing and not revoking a release of claims in a form acceptable to us (i) continued payment of severance at a rate equal to his then-current base salary for a period of 12 months; (ii) payment by us of up to 12 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents; and (iii) accelerated vesting of outstanding equity awards that would have vested had he remained employed with us for an additional six months. Upon a change in control (as such term is defined in his offer letter agreement), Mr. Jenkins will be eligible to receive (i) a lump sum payment equal to the base salary and bonus paid to him over the 12 months immediately preceding the date of the change in control; and (ii) accelerated vesting of all outstanding stock options and the RSU award that were granted to him on November 1, 2012.

Upon a termination of employment other than for cause (as such term is defined in his offer letter agreement), including if the termination is a result of death or disability, or a resignation for good reason (as such term is defined in his offer letter agreement), Messrs. Faugno and Perone will be eligible to receive the following separation benefits, subject to timely executing and not revoking a release of claims in a form acceptable to us (i) continued payment of severance at a rate equal to his base salary and target bonus as then in effect for a period of 12 months; (ii) payment by us of up to 12 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents; and (iii) accelerated vesting of outstanding equity awards that would have vested had he remained employed with us for an additional 12 months (or the greater of (x) 50% of the number of unvested shares subject to his then outstanding equity awards or (y) 12 months, in the event if the termination or resignation occurs within the 18 months following a change in control (as such term is defined in the offer letter agreement)).

The agreements also provide that in the event any amounts in the agreement or otherwise constitute “parachute payments” within the meaning of Section 280G of the Code, and could be subject to the related excise tax, the executive would be entitled to receive either full payment of benefits or such lesser amount, which would result in no portion of the benefits being subject to an excise tax, whichever results in the greater amount of after-tax benefits to the executive.

Outstanding Equity Awards at 2015 Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of February 28, 2015.

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have not Vested
William D. “BJ” Jenkins, Jr.	11/01/2012	382,499	402,501	(1)	12.66	10/31/2022	—		—
President and Chief	11/01/2012	—	—		—	—	402,500	(2)	15,331,225
Executive Officer	08/08/2014	12,500	87,500	(3)	27.22	08/08/2024	—		—
	08/08/2014	—	—		—	—	100,000	(4)	3,809,000

David Faugno	05/18/2012	—	—		—	—	122,746	(5)	4,675,395
Chief Financial Officer	10/10/2013	—	—		—	—	26,666	(6)	1,015,708
	07/15/2014	6,093	42,657	(7)	33.40	07/15/2024	—		—
	07/15/2014	—	—		—	—	16,250	(8)	618,693
	10/15/2014	390	5,860	(9)	29.99	10/15/2024	—		—
	10/15/2014	—	—		—	—	38,750	(10)	1,475,988

Michael D. Perone	11/01/2012	—	—		—	—	17,493	(11)	666,308
Executive Vice President and Chief Marketing Officer	11/20/2012	22,500	17,500	(12)	12.66	11/20/2022	—		—
	10/10/2013	—	—		—	—	26,666	(6)	1,015,708
	07/15/2014	6,250	43,750	(7)	33.40	07/15/2024	—		—
	10/15/2014	—	—		—	—	50,000	(10)	1,904,500

(1)	This option vests, subject to Mr. Jenkins’ continued role as a service provider to us, with respect to 1/16th of the total shares every three months, beginning on February 5, 2013.
(2)	The shares underlying these RSUs vest, subject to Mr. Jenkins’ continued role as a service provider to us, with respect to 1/16th of the total shares every three months, beginning on February 5, 2013.
(3)	This option vests, subject to Mr. Jenkins’ continued role as a service provider to us, with respect to 1/16th of the total shares every three months, beginning on November 8, 2014.
(4)	The shares underlying these RSUs vest, subject to Mr. Jenkins’ continued role as a service provider to us, with respect to 1/4th of the total shares every year, beginning on September 1, 2015.
(5)	The shares underlying these RSUs vest, subject to Mr. Faugno’s continued role as a service provider to us, with respect to 1/48th of the total shares each month, beginning on June 18, 2012.
(6)	The shares underlying these RSUs vest, subject to Messrs. Faugno’s and Perone’s continued roles as a service provider to us, with respect to 1/3rd of the total shares every year, beginning on October 10, 2014.
(7)	This option vests, subject to Messrs. Faugno’s and Perone’s continued roles as a service provider to us, with respect to 1/16th of the total shares every three months, beginning on September 18, 2014.
(8)	The shares underlying these RSUs vest, subject to Mr. Faugno’s continued role as a service provider to us, with respect to 1/4th of the total shares every year, beginning July 1, 2015.
(9)	This option vests, subject to Mr. Faugno’s continued role as a service provider to us, with respect to 1/16th of the total shares every three months, beginning on January 15, 2015.
(10)	The shares underlying these RSUs vest, subject to Messrs. Faugno’s and Perone’s continued roles as a service provider to us, with respect to 1/4th of the total shares every year, beginning on November 1, 2015.
(11)	The shares underlying these RSUs vest, subject to Mr. Perone’s continued role as a service provider to us, with respect to 1/48th of the total shares every month, beginning on December 5, 2012.
(12)	This option vests, subject to Mr. Perone’s continued role as a service provider to us, with respect to 1/48th of the total shares each month, beginning on December 9, 2012.

Other Employee Benefits and Perquisites

Our historic compensation program reflects our startup origins and form of organization. We have generally not offered extensive benefits or other compensation programs to the named executive officers, apart from cash compensation described above and employee benefits made available generally to our employees, including 401(k) plan matching contributions. See the section titled “—Retirement Plans” for additional information.

Retirement Plans

We maintain a 401(k) profit sharing plan which is intended to be a tax qualified plan under Sections 401(a) and 401(k) of the Code. All of our U.S. employees are eligible to participate on the first day of the month following the date of hire. The 401(k) profit sharing plan includes a salary deferral arrangement pursuant to which participants may elect to defer up to 90% of their current compensation not in excess of the statutorily prescribed limit, which was equal to $17,500 in 2014 (catch up contributions for employees over 50 years of age allow an additional deferral of $5,500 each year), and have the amount of their compensation reduction contributed to the 401(k) plan. In addition, the 401(k) profit sharing plan permits discretionary company matching and discretionary non-elective employer contributions. In 2013, we began providing a matching contribution of up to 2.5% of eligible compensation of the participating employee, with a maximum contribution of $2,000 per year.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Compensation Committee Report

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

David R. Golob (Chairman)

James J. Goetz

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of February 28, 2015. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders (2)	5,628,236	$17.98	5,768,991
Equity compensation plans not approved by stockholders	—	—	—
Total	5,628,236	$17.98	5,768,991

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)	Includes the following plans: Barracuda Networks, Inc. 2004 Stock Plan (the “2004 Plan”), Purewire, Inc. 2008 Equity Incentive Plan (the “Purewire Plan”), and SignNow, Inc. 2011 Equity Incentive Plan (the “SignNow Plan”) and the 2012 Plan. The 2004 Plan was terminated in connection with the adoption of the 2012 Plan in May 2012. Shares subject to stock options or similar awards granted under the 2004 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2004 Plan that are forfeited to or repurchased by us, with the maximum number of shares to be added to the 2012 Plan from outstanding awards under the 2004 Plan equal to 1,344,978 shares. In addition, the 2012 Plan provides that the number of shares available for issuance under the 2012 Plan will be increased on the first day of each fiscal year beginning with the 2015 fiscal year, in an amount equal to the least of (i) 5,006,600 shares, (ii) four and one half percent (4.5%) of the outstanding shares on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by the board of directors. On March 1, 2015, the number of shares available for issuance under the 2012 Plan increased by 2,379,645 shares pursuant to these provisions. The increase is not reflected in the table above. The Purewire Plan was assumed by us in connection with our acquisition of Purewire, Inc. in October 2009. The SignNow Plan was assumed by us in connection with our acquisition of SignNow, Inc. in April 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 31, 2015 for:

•	each person or group, who beneficially owned more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 53,191,307 shares of our common stock outstanding as of May 31, 2015. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of May 31, 2015 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of May 31, 2015 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Barracuda Networks, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Dean M. Drako (1)	8,065,319	15.2
Entities affiliated with Francisco Partners (2)	6,148,859	11.6
Entities affiliated with Sequoia Capital (3)	4,983,423	9.4
Named Executive Officers and Directors:
William D. “BJ” Jenkins, Jr. (4)	641,418	1.2
David Faugno (5)	559,812	1.1
Michael D. Perone (6)	8,024,177	15.1
Jeffry R. Allen (7)	220,767	*
James J. Goetz (8)	5,146,435	9.7
David R. Golob (9)	6,152,881	11.6
Zachary S. Levow (10)	2,709,423	5.1
Gordon L. Stitt (11)	93,037	*
Kevin B. Thompson (12)	2,219	*
All executive officers and directors as a group (11 persons) (13)	23,714,245	44.6

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Consists of (i) 3,012,141 shares held by the Drako Trust F, of which Mr. Drako is a grantor and a trustee, (ii) 2,301,533 shares held by the DD Investment Management Trust A, of which Mr. Drako is a grantor and a trustee, (iii) 2,394,978 shares held by the Dean M. Drako Living Trust, of which Mr. Drako is a grantor and a trustee, (iv) 240,000 shares held by the DD Investment Trust B, of which Mr. Drako is a grantor and a trustee, and (v) 116,667 shares held by the DD Investment Trust A, of which Mr. Drako is a grantor and a trustee.
(2)	Consists of (i) 2,621 shares held by FP Annual Fund Investors, LLC (“FPAFI”), (ii) 3,570,230 shares held by Francisco Partners, L.P. (“FP I”), (iii) 17,580 shares held by Francisco Partners Fund A, L.P. (“FPFA”), (iv) 2,530,166 shares held by Francisco Partners III, L.P. (“FP III”), and (v) 28,262 shares held by Francisco Partners Parallel Fund III, L.P. (“FPPF III” and collectively with FPAFI, FP I, FPFA and FP III, the “Francisco Funds”). Francisco Partners GP, LLC is the general partner of FP I and FPFA. Francisco Partners Management, LP is the manager of FPAFI. Francisco Partners GP III, L.P. is the general partner of FP III and FPPF III. With respect to the shares of our common stock held by the Francisco Funds, each of David R. Golob, Dipanjan Deb, Keith Geeslin and Ezra Perlman may be deemed to share voting and investment power with respect to the shares held by the Francisco Funds. The address of each of the entities listed above is One Letterman Drive, Building C, Suite 410, San Francisco, California 94129.
(3)	Consists of (i) 112,633 shares held of record by Sequoia Capital Franchise Partners, L.P., (ii) 825,958 shares held of record by Sequoia Capital Franchise Fund, L.P., (iii) 3,883,737 shares held of record by Sequoia Capital Growth Fund III, L.P., (iv) 131,885 shares held of record by Sequoia Capital Growth Partners III, L.P., and (v) 29,210 shares held of record by Sequoia Capital Growth III Principals Fund, LLC. SCFF Management, LLC is the general partner of each of Sequoia Capital Franchise Fund, L.P. and Sequoia Capital Franchise Partners, L.P. The managing members of SCFF Management, LLC are Douglas Leone, Michael Moritz, Michael Goguen and Mark Stevens. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SCFF Management, LLC may be deemed to share beneficial ownership of the shares held by Sequoia Capital Franchise Fund, L.P. and Sequoia Capital Franchise Partners, L.P. SCGF III Management, LLC is the general partner of Sequoia Capital Growth Fund III, L.P. and Sequoia Capital Growth Partners III, L.P. and is the managing member of Sequoia Capital Growth III Principals Fund, LLC. The managing members of SCGF III Management, LLC are Roelof Botha, J. Scott Carter, James J. Goetz, Michael Goguen, Douglas Leone and Michael Moritz. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SCGF III Management, LLC may be deemed to share voting and investment power with respect to the shares held by Sequoia Capital Growth Fund III, L.P., Sequoia Capital Growth Partners III, L.P. and Sequoia Capital Growth III Principals Fund, LLC. The address of each of the entities listed above is 3000 Sand Hill Road, Suite 4-250, Menlo Park, California 94025.
(4)	Consists of 237,668 shares held by Mr. Jenkins and 403,750 shares issuable upon the exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015.
(5)	Consists of (i) 273,199 shares held by Mr. Faugno, (ii) 36,286 shares issuable upon the exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015, (iii) 59,434 shares held by the Drop Trust 2012 Three Year Annuity Trust, of which Mr. Faugno is a grantor and a trustee, (iv) 59,434 shares held by the Rock Trust 2012 Three Year Annuity Trust, under which Mr. Faugno is a grantor and a trustee, (v) 88,793 shares held by The Faugno 2012 Irrevocable Trust, under which Mr. Faugno is a grantor and a trustee, and (vi) 42,666 shares directly held by Raquel Faugno, Mr. Faugno’s spouse.
(6)	Consists of (i) 4,869,105 shares held by Mr. Perone, (ii) 43,332 shares issuable upon the exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015, (iii) 462,744 shares held by Michelle Perone, Mr. Perone’s spouse, (iv) 262,179 shares held by the 2010 Four Year Plan 3 Trust, of which Mr. Perone is a grantor and a trustee, (v) 262,179 shares held by the 2010 Four Year Plan 9 Trust, of which Mr. Perone is a grantor and a trustee, (vi) 183,331 shares held by the Perone Family 2010 Irrevocable Trust dtd 6/29/2010, of which Mr. Perone is a grantor and a trustee, (vii) 594,745 shares held by Perone 2012 Irrevocable Trust, of which Mr. Perone is a grantor and a trustee, (viii) 1,218,039 shares held by Consulting2 LLC, of which Mr. Perone is the managing member, and (ix) 128,523 shares held by the Perone Family 2010 Irrevocable Trust- Exempt dtd 6/29/2010, of which Mr. Perone is a grantor and a trustee.

(7)	Consists of (i) 5,508 shares held by Mr. Allen, (ii) 40,324 shares issuable upon the exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015, and (iii) 174,935 shares held by the Jeffry R. & Teri Allen TTEES The Jeffry & Terri Allen REV TRT dtd 1/29/02, of which Mr. Allen is a grantor and trustee.
(8)	Consists of (i) 162,541 shares held by Mr. Goetz, (ii) 471 shares held by a family trust, of which Mr. Goetz is a grantor, and (iii) the shares held by Sequoia Capital Growth Fund III, L.P., Sequoia Capital Growth III Principals Fund, LLC, Sequoia Capital Growth Partners III, L.P. and Sequoia Capital Franchise Partners, L.P. listed in footnote (3) above. Mr. Goetz, one of our directors, is a managing member of the general partner or managing member of the Sequoia Capital investment funds specified above, and therefore may be deemed to share voting and investment power with respect to the shares held by such Sequoia Capital investment funds.
(9)	Consists of 4,022 shares held by family trusts, of which Mr. Golob is a grantor, and the shares held by the Francisco Funds listed in footnote (2) above. Mr. Golob, one of our directors, is a managing member of the general partner or managing member of the Francisco Funds specified above, and therefore may be deemed to share voting and investment power with respect to the shares held by such Francisco Funds.
(10)	Consists of (i) 2,343,358 shares beneficially owned by Mr. Levow, (ii) 43,332 shares issuable upon exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015, (iii) 102,470 shares held by Holly Levow, Mr. Levow’s spouse, and (iv) 220,263 shares held by the Levow Family 2010 Irrevocable Trust, dated June 29, 2010, of which Mr. Levow is a grantor and a trustee.
(11)	Consists of (i) 50,334 shares held by Mr. Stitt, (ii) 40,203 shares issuable upon the exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015, and (iii) 2,500 shares directly held by the Gordon L. Stitt & Valori S. Stitt Revocable Intervivos Trust U/A dated 11/16/96 of which Mr. Stitt is a grantor and trustee.
(12)	Consists of (i) 1,846 shares held by Mr. Thompson, and (ii) 373 shares issuable upon the exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015.
(13)	Consists of (i) 22,956,243 shares beneficially owned by the Company’s directors and officers, and (ii) 758,002 shares issuable upon the exercise or vesting and settlement of outstanding equity awards that are exercisable or will vest and settle within 60 days of May 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Investor Rights Agreement

We are party to an Amended and Restated Investor Rights Agreement, dated as of October 3, 2012, with our co-founders, including Messrs. Perone and Levow and the entities affiliated with Dean M. Drako, Sequoia Capital and Francisco Partners, each of which beneficially own greater than 5% of our outstanding capital stock, which provides, among other things, that certain holders of our common stock have certain rights relating to the registration of their shares of common stock.

Offer Letter Agreements, Change in Control Severance Agreements and Equity Awards

We have entered into offer letter agreements with certain of our executive officers. See the section titled “Executive Compensation—Executive Employment Agreements” for more information regarding these agreements.

We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. See the section titled “Executive Compensation—Change in Control Severance Agreements” for more information regarding these agreements.

We have granted equity awards to our executive officers and certain of our directors. See the sections titled “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” and “Management—Director Compensation” for a description of these options.

Other than as described above, since March 1, 2015, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

The audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or stockholders who own greater than 5% of our outstanding common stock and their affiliates, in each case since the beginning of the most recently completed fiscal year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended February 28, 2015, all Section 16(a) filing requirements were satisfied on a timely basis, except for: (i) the Form 4 filed by Jeffry R. Allen on September 12, 2014; (ii) the Form 4 filed by Dean M. Drako on January 15, 2015; (iii) the Forms 4 filed by David Faugno on December 24, 2014, January 9, 2015, January 29, 2015 and March 5, 2015; (iv) the Forms 4 filed by Michael D. Hughes on June 5, 2014 and January 8, 2015; (v) the Forms 4 filed by Zachary S. Levow on March 5, 2015; (vi) the Forms 4 filed by Michael D. Perone on May 30, 2014, September 16, 2014, November 12, 2014, January 9, 2015, January 15, 2015 and March 5, 2015; (vii) the Form 4 filed by Gordon Stitt on September 12, 2014; and (viii) the Form 4 filed by Kevin B. Thompson on September 12, 2014. Such late filings did not result in any liability under Section 16(b) of the Exchange Act.

Fiscal Year 2015 Annual Report and SEC Filings

Our financial statements for our fiscal year ended February 28, 2015 are included in our 2015 Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2015 annual report are posted on our website at http://investor.barracuda.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2015 annual report without charge by sending a written request to Barracuda Networks, Inc., Attention: Investor Relations, 3175 S. Winchester Blvd., Campbell, CA 95008.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Campbell, California

June 16, 2015

Appendix A

BARRACUDA NETWORKS, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 component (the “423 Component”) and a non-Code Section 423 component (the “Non-423 Component”). The Company’s intention is to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Barracuda Networks, Inc., a Delaware corporation, or any successor thereto.

(j) “Compensation” means an Eligible Employee’s base straight time gross earnings, but exclusive of payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than five months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(o) “Employer” means the employer of the applicable Eligible Employee(s).

(p) “Enrollment Date” means the first Trading Day of each Offering Period.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Exercise Date” means the first Trading Day on or after October 31 and April 30 of each Purchase Period. The first Exercise Date under the Plan will be April 30, 2016.

(s) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(w) “Offering Periods” means the periods of approximately 6 months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after April 30 and October 31 of each year and terminating on the first Trading Day on or after October 31 and April 30, approximately 6 months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after October 31, 2015 and will end on the first Trading Day on or after April 30, 2016. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means an Eligible Employee that participates in the Plan.

(z) “Plan” means this Barracuda Networks, Inc. 2015 Employee Stock Purchase Plan.

(aa) “Purchase Period” means the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

(bb) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ee) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 30 and October 31 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after October 31, 2015 and end on the first Trading Day on or after April 30, 2016. The Administrator will have the power to change the duration of Offering Periods, and the commencement dates of the initial or future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.

5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation that he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the then-current Purchase Period or Offering Period), up to a maximum aggregate Contribution per Purchase Period of $10,000 (or such lesser amount determined by the Administrator in advance of the applicable Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than the number of shares of Common Stock equal to two (2) times the quotient of: (a) $10,000 (or such lesser amount determined by the Administrator in advance of the applicable Offering Period) divided by (b) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date of the Offering Period, rounded up to the nearest whole Share (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after timely receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. A Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 750,000 shares of Common Stock.

(b) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of 20 years, unless sooner terminated under Section 20.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

27. No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

0

BARRACUDA NETWORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF BARRCUDA NETWORKS, INC.

The undersigned hereby appoints Diane C. Honda and William D. Jenkins, Jr. as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of Barracuda Networks, Inc. (the “Company”) standing in the name of the undersigned on June 1, 2015, with all powers which the undersigned would possess if present at the 2015 Annual Meeting of Stockholders of the Company to be held on July 29, 2015 or at any adjournment or postponement thereof. Receipt of the Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement and the 2015 Annual Report is hereby acknowledged.

(Continued and to be signed on the reverse side.)

1.1

14475

ANNUAL MEETING OF STOCKHOLDERS OF

BARRACUDA NETWORKS, INC.

July 29, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18596

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000001000 2

072915

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect the following Class II Director Nominees

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

James J. Goetz

Michael D. Perone

Gordon L. Stitt

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. To ratify the appointment of Ernst & Young LLP as Barracuda Networks independent registered public accounting firm for the fiscal year ending February 29, 2016.

3. To approve the Barracuda Networks, Inc. 2015 Employee Stock Purchase Plan

FOR AGAINST ABSTAIN

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.